    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 5, 2001

                                                REGISTRATION NO. 333-___________
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                  -------------

                              ESCALON MEDICAL CORP.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

             Delaware                                  33-0272839
  -------------------------------        ------------------------------------
  (State or other jurisdiction of        (I.R.S. Employer Identification No.)
   incorporation or organization)

      351 East Conestoga Road
         Wayne, Pennsylvania                              19087
 ----------------------------------------               ----------
 (Address of Principal Executive Offices)               (Zip Code)

                                  -------------

                              ESCALON MEDICAL CORP.
                              AMENDED AND RESTATED
                           1999 EQUITY INCENTIVE PLAN
                              (Full title of plan)

                                  -------------

                               Richard J. DePiano
                      Chairman and Chief Executive Officer
                              Escalon Medical Corp.
                             351 East Conestoga Road
                            Wayne, Pennsylvania 19087
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (610) 688-6830
                     ---------------------------------------
                     (Telephone number, including area code,
                              of agent for service)

                                  -------------

                                    Copy to:
                            Kathleen M. Shay, Esquire
                          Duane, Morris & Heckscher LLP
                             4200 One Liberty Place
                      Philadelphia, Pennsylvania 19103-7396

                        CALCULATION OF REGISTRATION FEE

========================================================================================================================
                                                        Proposed                Proposed
  Title of securities         Amount to be          maximum offering        maximum aggregate            Amount of
   to be registered           registered(1)        price per share(2)       offering price(2)        registration fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,                 200,000 shares             $1.81                  $362,000.00                $90.50
par value $.001
========================================================================================================================

(1) This registration statement also registers such additional shares as may be required to be issued under the Escalon Medical Corp. Amended and Restated 1999 Equity Incentive Plan in the event of a stock dividend, reverse stock split, split-up, reclassification and/or other similar event.

(2) Pursuant to paragraph (h) of Rule 457, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $1.81 per share, the average of the high and low sales prices of the Common Stock of the Company on the Nasdaq Small Cap Market on January 30, 2001, which is a day on which the Common Stock traded that is within five business days prior to the date of filing.

INTRODUCTORY STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

         The shares being registered hereunder constitute an additional 200,000 shares of Common Stock of Escalon Medical Corp. (the "Company") reserved for issuance under the Company's Amended and Restated 1999 Equity Incentive Plan (the "Plan"). The 235,000 shares of the Com pany's Common Stock previously reserved for issuance under the Plan were registered under the Securities Act of 1933 on Registration Statement No. 333-31138 on Form S-8. Pursuant to General Instruction E to Form S-8, with respect to the registration of additional securities hereunder for issuance under the Plan, the contents of the Company's Registration Statement No. 333-31138 are incorporated herein by reference.

                                     PART II

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 3.       INCORPORATION OF DOCUMENTS BY REFERENCE.

              The financial statements and schedules of the Company for the years ended June 30, 2000 and June 30, 1999 have been incorporated by reference herein in reliance upon the reports of Parente Randolph, LLC, independent auditors, incorporated by reference herein.

ITEM 5.       INTERESTS OF NAMED EXPERTS AND COUNSEL.

               The validity of the issuance of the shares of Common Stock registered hereby will be passed upon for the Company by Duane, Morris & Heckscher LLP, Philadelphia, Pennsylvania. As of December 8, 2000, partners of Duane, Morris & Heckscher LLP beneficially owned 80,327 shares of the Company's outstanding Common Stock.

ITEM 8. EXHIBITS.

4.1     Escalon Medical Corp. Amended and Restated 1999 Equity Incentive Plan.

5       Opinion of Duane, Morris & Heckscher LLP.

23.1 Consent of Duane, Morris & Heckscher LLP (included in its opinion filed as Exhibit 5).

23.2    Consent of Parente Randolph, LLC.

24      Power of Attorney (included on the signature pages hereto).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wayne, Pennsylvania on December 29, 2000.

                                       ESCALON MEDICAL CORP.


                                       By: /s/ Richard J. DePiano
                                          -------------------------------------
                                           Richard J. DePiano
                                           Chairman and Chief Executive Officer

         Know all men by these presents, that each person whose signature appears below constitutes and appoints Richard J. DePiano and Harry M. Rimmer, and each or either of them, as such person's true and lawful attorneys-in-fact and agents, with full power of substitution, for such person, and in such person's name, place and stead, in any and all capacities to sign any or all amendments or post- effective amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

Signature                                              Title                                Date
---------                                              -----                                ----
/s/ Richard J. DePiano                      Chairman and Chief Executive               December 29, 2000
------------------------------------        Officer and a Director (principal
Richard J. DePiano                          executive officer)

/s/ Harry M. Rimmer                         Vice President - Corporate                 December 29, 2000
------------------------------------        Development and Finance
Harry M. Rimmer                             (principal financial and
                                            accounting officer)

/s/ Jay L. Federman, M.D.                   Director                                   December 29, 2000
------------------------------------
Jay L. Federman, M.D.

Signature                                              Title                                 Date
---------                                              -----                                 ----
/s/ Fred G. Choate                          Director                                   December 29, 2000
------------------------------------
Fred G. Choate


/s/ William Kwan                            Director                                   December 29, 2000
------------------------------------
William Kwan


/s/ Jeffrey F. O'Donnell                    Director                                   December 29, 2000
------------------------------------
Jeffrey F. O'Donnell


/s/ Anthony Coppola                         Director                                   December 29, 2000
------------------------------------
Anthony Coppola

                                  EXHIBIT INDEX

                    (PURSUANT TO ITEM 601 OF REGULATION S-K)


EXHIBIT NO.                         EXHIBIT                             REFERENCE
-----------                         -------                             ---------
4.1               Escalon Medical Corp. Amended and Restated 1999       Filed herewith
                  Equity Incentive Plan.

5                 Opinion of Duane, Morris & Heckscher LLP.             Filed herewith

23.1              Consent of Duane, Morris & Heckscher LLP (included    Filed herewith
                  in its opinion filed as Exhibit 5).

23.2              Consent of Parente Randolph, LLC                      Filed herewith

24                Power of Attorney (see page II-2 of this              Filed herewith
                  Registration Statement.